Exhibit 5.1
OPINION OF LOCKE LIDDELL & SAPP LLP
May 11, 2007
Service Corporation International
1929 Allen Parkway
Houston, Texas 77019
Ladies and Gentlemen:
     We have acted as counsel for Service Corporation International, a Texas corporation (the “Company”), in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended, of the offering and sale to certain employees of the Company of up to 10,000,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), which may be issued (i) upon the exercise of certain Options granted under the Amended 1996 Incentive Plan (“the Plan”), or (ii) as Bonus Awards, Restricted Stock or Performance Grants awarded under the Plan. Capitalized terms not defined herein shall have the meanings given to them under the Plan.
     In our capacity as counsel for the Company, we have examined the corporate documents of the Company, including its Restated Articles of Incorporation and its Bylaws, each as amended, and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of expressing the opinion contained herein. We have relied on representations made by and certificates of the officers of the Company and public officials with respect to certain facts material to our opinion. We have made no independent investigation regarding such representations and certificates.
     Based upon the foregoing, we are of the opinion that (i) when the Options have been duly exercised in accordance with their respective terms, the Common Stock issued thereupon will be validly issued, fully paid and nonassessable, and (ii) when the Common Stock is issued as Bonus Awards, Restricted Stock or Performance Grants pursuant to the terms of the Plan, the Common Stock will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ Locke Liddell & Sapp LLP